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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Lumenon Innovative Lightwave Technology, Inc.

      We consent to the use of our report incorporated by reference in the Registration Statement on Form S-3 of Lumenon Innovative Lightwave Technology, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

KPMG LLP
Chartered Accountants

Montreal, Canada
November 8, 2001